SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO. ____)

Filed by the Registrant [X]

Filed by a Party other than the [_]

Registrant

Check the appropriate box:

[_]       Preliminary Proxy Statement

[_]       Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[_]       Definitive Proxy Statement

[X]       Definitive Additional Materials

[_]       Soliciting Materials under Rule 14a-12

BNY Mellon Investment Funds IV, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]       No fee required.

[_]       Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)       Title of each class of securities to which transaction applies:

(2)       Aggregate number of securities to which transaction applies:

(3)       Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4)       Proposed maximum aggregate value of transaction:

(5)       Total Fee Paid:

[_]        Fee paid previously with preliminary materials.

[_]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0- 11(a)(2) and identify the filing for which the offsetting fee was paid previously.

Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)       Amount Previously Paid:

(2)       Form, Schedule or Registration Statement No.:

(3)       Filing Party:

(4)       Date Filed:

BNY MELLON TAX MANAGED GROWTH FUND

c/o BNY Mellon Investment Adviser, Inc.

240 Greenwich Street

New York, NY 10286

Please Review

October 4, 2022

Dear Shareholder:

I want to apologize for all the attention you have been getting from us both through the mail and likely over the phone regarding your investment in BNY Mellon Tax Managed Growth Fund (the “Fund”). The Fund called and held a Special Meeting of Shareholders on October 4, 2022 to solicit proxies in connection with the approval of a new sub-investment advisory agreement between BNY Mellon Investment Adviser, Inc. ("BNYM Adviser"), on behalf of the Fund, and Fayez Sarofim & Co. ("Sarofim & Co.), the Fund's current sub-adviser. As we recently informed you in separate proxy materials, Mr. Fayez Sarofim, the founder and controlling shareholder of Sarofim & Co., passed away on May 28, 2022, which triggered an assignment and automatic termination of the Fund's then-existing sub-investment advisory agreement with Sarofim & Co.

REASONS TO CONSIDER APPROVING THE NEW SUB-INVESTMENT ADVISORY AGREEMENT

1.	Approval of the new sub-investment advisory agreement would enable Sarofim & Co. Inc. to continue to provide sub-advisory services to the Fund without interruption. Sarofim & Co. is currently providing sub-advisory services to the Fund pursuant to an interim sub-investment advisory agreement, which, pursuant to applicable regulations, is scheduled to terminate on October 25, 2022.
2.	The new sub-investment advisory agreement is substantially similar to the sub-investment advisory agreement that was in place at the time of Mr. Sarofim’s passing.
3.	The sub-advisory fee payable by BNYM Adviser to Sarofim & Co. under the new sub-investment advisory agreement is identical to that payable under the prior sub-investment advisory agreement.
4.	The Fund’s investment strategy, management policies and portfolio managers (with the exception of Mr. Fayez Sarofim) will not change in connection with the implementation of the new sub-investment advisory agreement.

INITIAL MEETING RESULTS:

At the Special Meeting of Shareholders held on October 4, 2022, votes were presented and counted but, unfortunately, we did not receive enough votes to reach the required threshold to approve the proposal. While the percentage of shares voted was significantly in favor of the proposal, we fell short based on overall voter participation. Unless a sufficient number of votes are obtained, Sarofim & Co. cannot continue to provide sub-advisory services for the Fund. Accordingly, the shareholder meeting has been adjourned to October 24, 2022 at 4:00 PM and we need your vote to meet the required threshold. Voting is simple. It only takes a few moments of your time and there are several options available to do so.

DEADLINE TO VOTE BY THE METHODS NOTED BELOW IS OCTOBER 23, 2022

PLEASE VOTE.

VOTING OPTIONS:

1.    BY PHONE. You may cast your vote by telephone by calling 800-515-4479 to cast your vote with a live proxy specialist, quickly and easily. There is no personal information required and the call will only take a few moments of your time.

2.    Internet. Cast your vote by logging on to proxyvote.com and enter the control number listed on your card.

3.    By Mail. Cast your vote by completing the enclosed proxy card and return it in the postage paid envelope provided.

At this point, we have not received your vote and would greatly appreciate you acting on this matter today. Please take a moment to review the Proxy Statement and vote using one of the convenient methods described above. For further proposal and how to vote, you can reach AST, the Fund's proxy solicitor, at 1 (800) 515-4479.

We greatly appreciate your consideration and investment with the BNY Mellon Family of Funds.

Sincerely

/s/ David DiPetrillo

David DiPetrillo

President

BNY Mellon Family of Funds